FORM S-8

                      SECURITIES AND EXCHANGE COMMISSION

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                    Integrated Performance Systems, Inc..
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              (Exact name of issuer as specified in its charter)

             New York                                         11-3042779
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 (State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                          Identification  No.)

     10501 FM 720 East, Frisco, Texas                            75035
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 (Address of principal executive offices)                      (Zip Code)

                               Acquisition Plan
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                           (Full title of the plan)

 D. Ronald Allen, 7300 N. Dallas Parkway, Suite 2040, Dallas, Texas 75235
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                   (Name and address of agent for service)

                                (972) 381-1212
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         (Telephone umber, including area code, of agent for service)

                       Calculation of Registration Fee
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                                Proposed       Proposed
 Title of          Amount       maximum        maximum           Amount of
 securities to     to be     offering price    aggregate        registration
 be registered   registered     per unit    offering price          fee
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 common stock  27,574 shares     $1.58*        $43,567            $11.73

 * Average of the bid and asked price as of September 12, 2002.. Rule 457(c).

                                   PART II

 Item 3.  Incorporation of Documents by Reference.

      The documents listed in (a) through (c) below are incorporated by reference in this registration statement; and all documents subsequently filed by the Issuer pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

      (a)  The registrant's latest annual report.

      (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant's document referred to in (a) above.

      (c) The description of registrant's common stock ($0.0001 par) contained in the registrant's Form 10-KSB, including any amendment or report filed for the purpose of updating such description.

 Item 4.  Description of Securities.

      Not applicable.

 Item 5.  Interests of Named Experts and Counsel.

      Not applicable.

 Item 6.  Indemnification of Directors and Officers.

      The Company has no provision for indemnification of officers or directors at this time; although the directors anticipate considering some such provision in the relatively near future.

 Item 7.  Exemption from Registration Claimed.

      Not applicable.

 Item 8.  Exhibits.

 Ex. 4.1   Form of letter describing employee stock option plan.             *
 Ex. 4.2   Letter agreement dated November 29, 1999, providing for issuance of preferred stock of Espo's to Nations Corp. in exchange for common stock of uniView Technologies Corp. This preferred stock
           has not yet actually been issued.                                 *
 Ex. 4.3   Letter agreement dated December 27, 1999, providing for issuance of preferred stock of Espo's to CMLP Group Ltd. and Winterstone Management Inc., in exchange for Series A preferred stock of Performance Interconnect Corp. This preferred stock has not yet
           actually been issued.                                             *
 Ex. 4.4 Letter Agreement dated October 9, 1998, providing for issuance of preferred stock of Performance Interconnect Corporation in
           exchange for its promissory notes.                                *
 Ex. 4.5 Warrant dated as of October 22, 1997, authorizing the purchase of 4,000,000 shares of common stock of Performance Interconnect Corp.
           at $0.50 per share.                                               *
 Ex. 4.6 Letter dated February 24, 2000, addressed to Travis Wolff, describing commitment to fund capital requirements of Performance
           Interconnect Corp. through November 30, 2000.                     *
 Ex. 4.7 Promissory Note dated June 7, 1999, in the principal sum of $75,000.00, by Performance Interconnect Corp. in favor of Gay
           Rowe.                                                             *
 Ex. 4.8 Promissory Note dated May 1, 1999, in the principal sum of $200,000.00, by Performance Interconnect Corp. in favor of Gay
           Rowe.                                                             *
 Ex. 4.9 Promissory Note dated August 31, 1997, in the principal sum of $50,000.00, by Varga Investments, Inc., in favor of Ed Stefanko. (Varga Investments was a limited partnership formed to acquire
           I-Con Industries.)                                                *
 Ex. 4.10 Security Agreement dated August 31, 1997, by and between Ed Stefanko, Secured Party, and Varga Investments, Inc., Debtor. (Varga Investments was a limited partnership formed to acquire
           I-Con Industries.)                                                *
 Ex. 4.11  Letter agreement dated October 15, 1999, by Winterstone
           Management, Inc., and Performance Interconnect Corp,              *
 Ex. 4.12 Promissory Note dated October 15, 1999, in the principal sum of $619,477.88, by Performance Interconnect Corp. in favor of Nations
           Investment Corp., Ltd.                                            *
 Ex. 4.13 Promissory Note dated October 15, 1999, in the principal sum of $594,777.69, by Performance Interconnect Corp. in favor of Nations
           Investment Corp.                                                  *
 Ex. 4.14  Security Agreement dated June 30, 1999, by Winterstone Management
           Inc and Performance Interconnect  Corp.                           *
 Ex. 4.15  Note dated September 30, 1999, in the principal sum of
           $250,000.00, by Winterstone Management, Inc., in favor of Zion
           Capital, Inc.                                                     *
 Ex. 4.16  Secured Promissory Note dated August 12, 1998, in the principal sum of $131,570.00, by Performance Interconnect Corp. in favor of
           FINOVA Capital Corporation.                                       *
 Ex. 4.17  Secured Promissory Note dated August 12, 1998, in the principal sum of $318,430.00, by Performance Interconnect Corp.
           in favor of FINOVA Capital Corporation.                           *
 Ex. 4.18 Loan and Security Agreement dated as of August 12, 1998, by Performance Interconnect Corp. in favor of FINOVA Capital
           Corporation.                                                      *
 Ex. 4.19  Loan and Security Agreement dated March 25, 1999, by and between
           PC Dynamics of Texas, Inc., and FINOVA Capital Corporation.       *
 Ex. 4.20  Loan Schedule dated March 25, 1999, by PC Dynamics of Texas,
           Inc., and FINOVA Capital Corporation.                             *
 Ex. 4.21  Subordination and Standstill Agreement dated March 25, 1999, among FINOVA Capital Corporation, M-Wave, Inc., and PC Dynamics
           of Texas, Inc.                                                    *
 Ex. 4.22  Environmental Certificate and Indemnity Agreement dated as of
           March 25, 1999, by PC Dynamics of Texas, Inc., in favor of FINOVA
           Capital Corporation.                                              *
 Ex. 4.23 Continuing Personal Guaranty dated March 25, 1999, by D. Ronald Allen, guaranteeing obligations of PC Dynamics of Texas, Inc.,
           Borrower, to FINOVA Capital Corporation, Lender.                  *
 Ex. 4.24 Continuing Corporate Guaranty dated March 25, 1999, by Associates Funding Group, Inc., guaranteeing obligations of PC Dynamics of
           Texas, Inc., Borrower, to FINOVA Capital Corporation, Lender.     *
 Ex. 4.25  Continuing Limited Corporate Guaranty dated March 25, 1999, by
           JH & BC, Inc., guaranteeing obligations of PC Dynamics of Texas,
           Inc., Borrower, to FINOVA Capital Corporation, Lender.            *
 Ex. 4.26 Continuing Corporate Guaranty dated March 25, 1999, by Performance Interconnect Corporation, guaranteeing obligations of PC Dynamics of Texas, Inc., Borrower, to FINOVA Capital Corporation, Lender. *
 Ex. 4.27 Continuing Corporate Guaranty dated March 25, 1999, by Winterstone Management, Inc., guaranteeing obligations of PC Dynamics of
           Texas, Inc., Borrower, to FINOVA Capital Corporation, Lender.     *
 Ex. 4.28  Secured Promissory Note dated March 25, 1999, by PC Dynamics of
           Texas, Inc., in favor of FINOVA Capital Corporation.              *
 Ex. 4.29 Amended and Restated Purchase & Sale Agreement dated March 31, 1998, by I-Con Industries, Inc., and Performance Interconnect Corp., Sellers, in favor of USA Funding, Inc., Purchaser. This
           is a sale of accounts receivable.                                 *
 Ex. 4.30  Description of Series D Preferred Stock                          **
 Ex. 5.1   Opinion of counsel, Walker & England, dated September 16, 2002,
           re: legality.                                                   ***

       * Exhibits incorporated by reference to the Company's Registration Statement on Form 10-SB (File No. 1-158211) filed on April 12, 2000.
       ** Exhibit incorporated by reference to the Company's Quarterly Report for Small Business Issuers Subject to the 1934 Act Reporting Requirements filed on Form 10-QSB dated April 13, 2001.
       *** Filed herewith.

 Item 9.  Undertakings.

       Not applicable.

                                  SIGNATURES

       The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on September 16, 2002.

                               INTEGRATED PERFORMANCE SYSTEMS, INC.

                               By:  /s/ D. Ronald Allen
                                    -----------------------------------------
                                    D. Ronald Allen, President

       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                               /s/ D. Ronald Allen
                               ----------------------------------------------
                               D. Ronald Allen, President (principal
                               executive officer), Treasurer (principal
                               financial officer), principal accounting
                               officer and Director
                               September 16, 2002

                               /s/ Brooks Harmon
                               ----------------------------------------------
                               Brooks Harmon, Director
                               September 16, 2002

       The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Dallas, State of Texas, on September 16, 2002.

                               ACQUISITION PLAN

                               By:  /s/ D. Ronald Allen
                                    -----------------------------------------
                                    D. Ronald Allen, administrator of the
                                    plan by reason of his position as
                                    President of the Registrant